As filed with the Securities and Exchange Commission on August 15, 2005.
Registration No. 333-_____________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Lennox International Inc.
(Exact name of Registrant as specified in its charter)

Delaware	42-0991521
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
2140 Lake Park Blvd., Richardson, Texas 75080
(Address of principal executive offices, including zip code)

Amended and Restated 1998 Incentive Plan
of Lennox International Inc.
(Full Title of the Plan)

William F. Stoll, Jr.
Executive Vice President,
Chief Legal Officer and Secretary
Lennox International Inc.
2140 Lake Park Blvd.
Richardson, Texas 75080
(Name and address of agent for service)
(972) 497-5000
(Telephone number, including area code, of agent for service)

Copy to:
Douglass M. Rayburn
Baker Botts L.L.P.
2001 Ross Avenue
Dallas, Texas 75201
(214) 953-6500

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of securities	Amount to be	offering price per	aggregate offering	Amount of
to be registered	registered (1)(2)	share (3)	price (2)	registration fee
Common Stock, par value $0.01 per share	9,613,071 shares	$23.895	$229,704,331.55	$27,036.20

(1)	Each share of Common Stock issued by the Registrant has one associated non-detachable right to purchase one one-hundredth of a share of Series A Junior Participating Preferred Stock.
(2)	Represents the maximum number of additional shares that may be issued under the 1998 Incentive Plan of Lennox International Inc., as amended and restated on February 25, 2005 and approved by the Registrant’s stockholders on April 15, 2005. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), shares that may be issuable upon any stock split, stock dividend or similar transaction with respect to these shares are also being registered hereunder.
(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act based on the average of the high and low prices of the Registrant’s Common Stock as reported on the New York Stock Exchange on August 9, 2005.

PART II
Item 3. Incorporation of Documents by Reference
Item 8. Exhibits
SIGNATURES
EXHIBIT INDEX
Opinion/Consent of Baker Botts L.L.P.
Consent of KPMG LLP

EXPLANATORY NOTE
     This Registration Statement is being filed, in accordance with General Instruction E to Form S-8, solely to register the issuance of up to 9,613,071 additional shares of common stock, par value $0.01 per share, of Lennox International Inc., consisting of 6,000,000 shares authorized pursuant to amendments to our 1998 Incentive Plan, as amended and restated on February 25, 2005 and approved by our stockholders on April 15, 2005 (the “Plan”), and 3,613,071 shares subject to stock options granted prior to our initial public offering. We previously filed Registration Statements on Form S-8 with the Securities and Exchange Commission (the “Commission”) on July 29, 1999 (File No. 333-83961), December 18, 2000 (File No. 333-52046) and June 25, 2002 (File No. 333-91130) covering 4,603,500, 2,938,135 and 7,100,000 shares of our Common Stock authorized for issuance, respectively, under the Plan (collectively, the “Prior Registration Statements”). Except as supplemented by the information set forth below, the contents of the Prior Registration Statements are incorporated herein by reference.
PART II
Item 3. Incorporation of Documents by Reference.
     We incorporate by reference the following documents filed by us with the Commission:
     (1) our Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed on March 16, 2005;
     (2) our Quarterly Reports on Form 10-Q for the periods ended March 31, 2005 and June 30, 2005, filed on May 9, 2005 and August 9, 2005, respectively;
     (3) our Current Reports on Form 8-K filed on February 1, 2005, February 28, 2005, April 6, 2005, April 7, 2005, April 25, 2005, June 3, 2005, June 8, 2005 and July 12, 2005; and
     (4) the description of our common stock on Form 8-A, filed on July 12, 1999.
     All documents filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.
     Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated by reference herein shall be deemed modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, in any subsequently filed supplement to this Registration Statement or any document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

*4.1	—	Restated Certificate of Incorporation of Lennox International Inc. (“LII”) (incorporated herein by reference to Exhibit 3.1 to LII’s Registration Statement on Form S-1 (Registration No. 333-75725)).

*4.2	—	Amended and Restated Bylaws of LII (incorporated herein by reference to Exhibit 3.2 to LII’s Form 8-K dated February 28, 2005).

*4.3	—	Specimen stock certificate for the Common Stock, par value $0.01 per share, of LII (incorporated herein by reference to Exhibit 4.1 to LII’s Registration Statement on Form S-1 (Registration No. 333-75725)).

*4.4	—	Amended and Restated 1998 Incentive Plan of LII (incorporated herein by reference to Exhibit 10.1 to LII’s Quarterly Report on Form 10-Q for the three months ended March 31, 2005).

5.1	—	Opinion of Baker Botts L.L.P. (filed herewith).

23.1	—	Consent of KPMG LLP (filed herewith).

23.2	—	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

24.1	—	Power of Attorney (included on the signature page to this Registration Statement).

*	Incorporated herein by reference as indicated.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richardson, State of Texas, on this 15th day of August, 2005.

LENNOX INTERNATIONAL INC.
By:	/s/ Robert E. Schjerven
Robert E. Schjerven
Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Lennox International Inc., a Delaware corporation, which is filing a Registration Statement on Form S-8 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, hereby constitutes and appoints Robert E. Schjerven, Susan K. Carter and William F. Stoll, Jr., and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, and in any and all capacities, to sign and file any and all amendments to this Registration Statement on Form S-8, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, it being understood that said attorneys-in-fact and agents, and each of them, shall have full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and that each of the undersigned hereby ratifies and confirms all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Robert E. Schjerven Robert E. Schjerven	Chief Executive Officer and Director (Principal Executive Officer)	July 15, 2005

/s/ Susan K. Carter Susan K. Carter	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	July 15, 2005

/s/ David L. Inman David L. Inman	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	July 15, 2005

Signature	Title	Date
/s/ John W. Norris, Jr. John W. Norris, Jr.	Chairman of the Board of Directors	July 15, 2005

/s/ Linda G. Alvarado Linda G. Alvarado	Director	July 15, 2005

/s/ Steven R. Booth Steven R. Booth	Director	July 15, 2005

/s/ Thomas W. Booth Thomas W. Booth	Director	July 15, 2005

/s/ David V. Brown David V. Brown	Director	July 15, 2005

/s/ James J. Byrne James J. Byrne	Director	July 15, 2005

/s/ Janet K. Cooper Janet K. Cooper	Director	July 15, 2005

/s/ C.L. Henry C.L. (Jerry) Henry	Director	July 15, 2005

/s/ John E. Major John E. Major	Director	July 15, 2005

/s/ John W. Norris III John W. Norris III	Director	July 15, 2005

/s/ Walden W. O’Dell Walden W. O’Dell	Director	July 15, 2005

/s/ Paul W. Schmidt Paul W. Schmidt	Director	July 15, 2005

/s/ Terry D. Stinson Terry D. Stinson	Director	July 15, 2005

/s/ Richard L. Thompson Richard L. Thompson	Director	July 15, 2005

EXHIBIT INDEX

Exhibit
Number		Description
*4.1	—	Restated Certificate of Incorporation of Lennox International Inc. (“LII”) (incorporated herein by reference to Exhibit 3.1 to LII’s Registration Statement on Form S-1 (Registration No. 333-75725)).

*4.2	—	Amended and Restated Bylaws of LII (incorporated herein by reference to Exhibit 3.2 to LII’s Form 8-K dated February 28, 2005).

*4.3	—	Specimen stock certificate for the Common Stock, par value $0.01 per share, of LII (incorporated herein by reference to Exhibit 4.1 to LII’s Registration Statement on Form S-1 (Registration No. 333-75725)).

*4.4	—	Amended and Restated 1998 Incentive Plan of LII (incorporated herein by reference to Exhibit 10.1 to LII’s Quarterly Report on Form 10-Q for the three months ended March 31, 2005).

5.1	—	Opinion of Baker Botts L.L.P. (filed herewith).

23.1	—	Consent of KPMG LLP (filed herewith).

23.2	—	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

24.1	—	Power of Attorney (included on the signature page to this Registration Statement).

*	Incorporated herein by reference as indicated.